EXHIBIT 31.1

I, Susan L.N. Vogt, certify that:

1. I have reviewed this annual report on Form 10-K/A of SeraCare Life Sciences, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Susan L.N. Vogt
Susan L.N. Vogt
President and Chief Executive Officer
Date: January 28, 2011